UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2010

Whitestone REIT

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50256	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, TX	77063
(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2010, Whitestone REIT, Maryland real estate investment trust (the “Company”), filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) amendments to its declaration of trust that (i) changed the name of all of its common shares of beneficial interest, par value $0.001 to “Class A common shares,” (the “Class A Common Shares”) (ii) effected a 1-for-3 reverse share split of its Class A Common Shares, and (iii) changed the par value of the Class A Common Shares to $0.001 per share after the reverse share split. In addition, the Company filed with the SDAT articles supplementary to its declaration of trust that created a new class of common shares of beneficial interest, par value $0.001, entitled “Class B common shares” (the “Class B Common Shares”). The rights of the Class A common shareholders did not change with the change in the title of the class. Each Class B Common Share has the following rights:

•	the right to vote together with Class A common shareholders on all matters submitted to the Company’s shareholders;

•	one vote on all matters voted upon by the Company’s shareholders;

•	the right to receive dividends equal to any dividends declared on the Class A Common Shares; and

•	liquidation rights equal to the liquidation rights of each Class A Common Share.

Each of the articles of amendment and the articles supplementary were effective upon filing with the SDAT. A copy of each of the articles of amendment and the articles supplementary is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to the Declaration of Trust, effective August 24, 2010
3.2	Articles of Amendment to the Declaration of Trust, effective August 24, 2010
3.3	Articles Supplementary to the Declaration of Trust, effective August 24, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Date: August 24, 2010	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer